UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVIVAL RESOURCES, INC.
(Name of Small Business Issuer in its charter)

NEVADA
(State or jurisdiction of incorporation or organization)

1090
 (Primary Standard Industrial Classification Code Number)

27-1952702
(I.R.S. Employer ID No.)

112 North Curry Street
Carson City Nevada 89703
(775) 321-8274 (telephone)
 (Address and telephone number of principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street
Carson City Nevada 89703
(775) 882-1013 (telephone)
(Name, address and telephone number of agent for service)

Copies to:
Diane D. Dalmy
Attorney at Law
8965 W. Cornell Place
Lakewood, Colorado 80227
(303) 985-9324 (telephone)
(303) 988-6954 (facsimile)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐    Accelerated Filer ☐    Non-Accelerated Filer ☐    Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common	4,000,000	$0.03 [1	]	$120,000	$8.56 [2	]

[1]      No exchange or over-the-counter market exists for Revival Resources, Inc.’s  common stock.  Revival intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB) after this registration is deemed effective and the Company has completed its offering. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2]      Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter be deemed effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall be deemed effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject To Completion: Dated ______, 2010

REVIVAL RESOURCES, INC.
4,000,000 shares of common stock, no minimum / 4,000,000 maximum Offered at $0.03 per share

Securities Being Offered by Revival Resources, Inc.	Revival Resources, Inc. is offering 4,000,000 shares at an offering price of $0.03 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering and 100% of the proceeds from this offering will be received by the Company.

No exchange or over-the-counter market exists for Revival Resources, Inc.’s common stock.  Revival intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB) after this registration is deemed effective and the Company has completed its offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Revival Resources, Inc. will pay all such costs, which it believes to be $5,700. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

	Per Share (Non Minimum)	If Maximum Sold by Revival Resources (4,000,000)
Price to Public	$0.03	$0.03
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.03	$120,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

Revival Resources, Inc. is an exploration stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for Revival Resources, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

Since becoming incorporated, Revival Resources, Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does its stockholder have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholder has plans or intentions to be acquired. Revival Resources, Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is ______________, 2010

 SUMMARY INFORMATION

The Offering

Revival Resources, Inc.'s common stock is presently not traded on any market or securities exchange. 10,000,000 shares of restricted common stock are issued and outstanding as of the date of this prospectus.

Revival is offering up to 4,000,000 shares of common stock at an offering price of $0.03 per share. There is currently no public market for the common stock. Revival intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB) after this registration is deemed effective and the Company has completed its offering.  Currently, there is no trading symbol assigned. Revival’s sole Officer and Director owns 10,000,000 shares of Restricted Common Stock. If Revival is unable to sell its stock and raise money, Revival’s business would fail as it would be unable to complete its business plan and any investment made into the Company would be lost in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7.

Company History

Unless otherwise indicated, any reference to Revival or as “we”, “us”, or “our” refers to Revival Resources, Inc. Revival Resources, Inc. is an exploration stage company that was incorporated on February 19, 2010, under the laws of the State of Nevada. Our fiscal year end is March 31. The principal offices are located at 112 North Curry Street Carson City Nevada 89703 Telephone (775) 321-8274 Fax (775) 546-6003

Since becoming incorporated, Revival has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Revival has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

We are an exploration stage corporation.  We intend to be in the business of mineral property exploration.  We do not own any interest in any property, but simply have the right to conduct exploration activities on one property. The property consists of approximately 350 hectares comprised of mining claims located in the Golden Mining Division situated approximately18 kilometers west of Invermere, British Columbia Canada.  We intend to explore for lead-zinc, gold, and silver on the property. Currently, we have no further business planned if mineralized material is not found on the property.

As of March 31, 2010, the date of company's last audited financial statements, Revival has raised $10,000 through the sale of common stock.  This sale was a purchase of 10,000,000 shares by the Company’s sole officer and director Caroline Swart.

Revival’s current liabilities from inception to March 31, 2010 are $6,364. This expense is relating to corporate start-up fees.  The Company anticipates expense of $5,700 relating to SEC filing expenses, printing and Transfer Agent fees for this filing. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Revival filed with this prospectus.

Management

Currently, Revival has one Officer/Director, Caroline Swart. Our sole Officer/Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Our management has no technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our planned exploration activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Summary of Financial Data

As of March 31 2010

Revenues	$0

Operating Expenses including Liabilities	$6,384

Earnings (Loss)	$(6,364)

Total Assets	$9,980

Working Capital	$3,616

Shareholder’s Equity	$3,616

RISK FACTORS

An investment in an exploration stage mining company with no history of operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

RISKS ASSOCIATED WITH REVIVAL RESOURCES, INC:

Because our auditors have issued a going concern opinion, there is substantial uncertainty we can continue as an ongoing business for the next twelve months in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may implement our planned exploration activities and have to cease all business activities and you could lose your entire investment.

There is a high degree of risk  that we can establish the existence of any mineral reserve in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from this property and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, our business would fail and any investment made would be lost in its entirety.

We have not established any mineral reserve according to recognized reserve guidelines on any property we intend to explore, nor can there be any assurance that we will be able to do so. [A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide (http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination.]

The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties, which are explored, are ultimately developed into producing mines.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New provincial and Canadian federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct planned exploration activities.  Any change in the regulatory structure making it more expensive to engage in planned exploration activities could cause our business to fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our planned activities. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, we may not be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration of our mineral properties.

Our business may be negatively affected if the company becomes subject to burdensome government regulations.

There are several governmental regulations that materially restrict mineral exploration and the use and development of potential mineral reserves. In addition, the legal and regulatory environment that pertains to mineral exploration and the development of potential mineral reserves is subject to substantial change and uncertainty. In the future, new laws and regulations may be adopted and/or existing laws may be applied to exploration and mining that have not as of yet been applied. New regulations could increase the costs of doing business and prevent us from exploring our mineral claims or developing mineral reserves. In addition, any legal changes may increase the company's cost of doing business within British Columbia. These factors may affect the financial condition of our company and ultimately harm operating results

If we establish the existence of a mineral reserve on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure.  In the event the Company discovers a major deposit, the deposit may not be large enough to justify commercial operations, and if the deposit is large enough we may not be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

The Company has not employed a professional geologist or mining engineer to physically examine its mining claims which could have an adverse impact on our Company and your entire investment could be lost.

The Company has not employed a professional geologist or mining engineer to physically examine its mining claims. Mineral exploration involves many risks, which even knowledge gained from professional geologists and mining engineers careful evaluation may not be able to overcome. Our inability to manage these many risks could have and adverse impact on our Company and your entire investment may be lost.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse affect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Our management has no technical training and no experience in mineral exploration activities and consequently our planned exploration activities, earnings and ultimate financial success could be irreparably harmed.

Our management has no technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our planned exploration activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Our success is dependent on current management, who may be unable to devote sufficient time to the development of our business; this potential limitation could cause the business to fail.

The Company is heavily dependent on our sole Officer and Director, Caroline Swart.  If something were to happen to her, it would greatly delay the Company’s planned exploration activity. Furthermore, there is no assurance that suitable people could be found to replace Ms. Swart. In that instance, the Company may be unable to further its business plan.

Additionally, Ms. Swart is employed outside of Revival.  Ms. Swart has been and continues to expect to be able to commit approximately 10 hours per week of her time, to the development of our business for the next twelve months. If management is required to spend additional time with her outside employment, she may not have sufficient time to devote to Revival, and as a result Revival would be unable to develop its business plan.

Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease planned exploration activities.

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Danial Wessels whom has an agreement with the Company for exploration upon the property. If the owner transfers the property to a third person, the third person will obtain good title and we will have nothing. If this should occur, we will subsequently not own any property and we will have to cease all planned exploration activities.

Risks associated with this offering:

Since our Company’s sole officer and director currently owns 100% of the outstanding common stock, investors may find that her decisions are contrary to their interests.

The Company’s sole officer and director owns 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, she may have control of the Company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse her discretion in executing the Company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. We urge potential purchasers of the offered shares to carefully evaluate the personal experience and business abilities of the Company’s management.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.

We currently have only one officer and director, Caroline Swart.  As such, she is solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities and Exchange Commission.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to our existing shareholder. This means that if we sell shares of our common stock, more shares will be outstanding and our existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of the existing shareholder. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

There is currently no market for Revival’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Revival's common stock. If a market develops, it is anticipated that the market price of Revival's common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of Revival’s anticipated exploration plan;
•	The market price of the commodities Revival anticipates exploring; and
•	The ability to hire and retain competent personal in the future.

Revival has yet to apply for quotation on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We have yet to apply to the OTC Bulletin Board for quotation, we may not be approved to trade on the OTCBB, and we may not meet the requirements for quotation on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares could decrease dramatically, if not be eliminated.

Revival has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

Revival has limited financial resources at present; as of March 31 it had $9,980 of cash on hand with liabilities of $6,364.  If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Revival's stock to general administrative functions. If Revival is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become quoted on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Revival's business and would likely cause it to fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	$120,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$3,700	$3,700	$3,700	$3,700
SUB-TOTAL	$5,700	$5,700	$5,700	$5,700

Less: PHASE I
Soil Geochem./soil grid samples	$6,000	$8,500	$11,000	$14,000
Geologist	$8,500	$12,500	$17,000	$22,500
Geo-technician	$3,500	$6,000	$9,500	$12,500
Assays	$500	$1,000	$5,500	$9,500
Travel	$1,500	$1,500	$3,000	$5,000
Reports	$500	$500	$1,500	$2,500
SUB-TOTAL	$20,500	$30,000	$47,500	$66,000

Less: PHASE II
Geological Interpretation/Mapping	$0	$7,800	$12,000	$14,500
MAG-VLF Survey	$0	$11,000	$14,000	$19,000
Data Reduction Report	$0	$1,500	$3,300	$3,800
SUB-TOTAL	$0	$20,300	$29,300	$37,300

Less: ADMINISTRATION EXPENSES
Office, Telephone, Internet	$0	$0	$1,500	$3,000
Legal and Accounting	$3,500	$4,000	$6,000	$8,000
SUB-TOTAL	$3,500	$4,000	$7,500	$11,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement under the 1933 Act as amended and maintaining the status of a Reporting Company.

A total of $10,000 has been raised from the sale of stock to our sole Officer and Director - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $5,700. As of March 31 2010, Revival had a balance (less outstanding checks) of $9,980 in cash with liabilities of $6,364.

One of the purposes of the offering is to create an equity market, which allows Revival to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Revival’ offering price for shares sold pursuant to this offering is set at $0.03. Our existing shareholder, and sole Officer and Director, paid $0.001 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Revival’ stock) and the high level of risk considering the lack of operating history of Revival.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on February 19, 2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold
Price per share	$0.03
Net tangible book value per share before offering	$0.0004
Potential gain to existing stockholder	$120,000
Net tangible book value per share after offering	$0.0083
Increase to present stockholders in net tangible book value per share after offering	$0.008
Capital contributions	$120,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholder	10,000,000
Existing Stockholder’s Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.03
Net tangible book value per share after offering	$0.0083
Increase in net tangible book value per share after offering	$0.008
Dilution per share	$0.0217
Capital contributions by purchasers of shares	$120,000
Capital contributions by existing stock holder	$10,000
Percentage capital contributions by purchasers of shares	92%
Percentage capital contributions by existing stockholder	8%
Anticipated net offering proceeds	$114,300
Number of shares after offering held by public investors	4,000,000
Total shares issued and outstanding	14,000,000
Purchasers of shares percentage of ownership after offering	28.6%
Existing stockholder’s percentage of owner ship after offering	71.4%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.03
Net tangible book value per share after offering	$0.0067
Increase in net tangible book value per share after offering	$0.006
Dilution per share	$0.023
Capital contributions by purchasers of shares	$90,000
Capital contributions by existing stock holder	$10,000
Percentage capital contributions by purchasers of shares	90%
Percentage capital contributions by existing stock holder	10%
Anticipated net offering proceeds	$84,300
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	13,000,000
Purchasers of shares percentage of ownership after offering	23%
Existing stockholder’s percentage of ownership after offering	77%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.03
Net tangible book value per share after offering	$0.0047
Increase in net tangible book value per share after offering	$0.004
Dilution per share	$0.025
Capital contributions by purchasers of shares	$60,000
Capital contributions by existing stockholder	$10,000
Percentage capital contributions by purchasers of shares	85.7%
Percentage capital contributions by existing stock holder	14.3%
Anticipated net offering proceeds	$54,300
Number of shares after offering held by public investors	2,000,000
Total shares issued and outstanding	12,000,000
Purchasers of shares percentage of ownership after offering	16.7%
Existing stockholder’s percentage of ownership after offering	83.3%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.03
Net tangible book value after offering	$0.0025
Increase in net tangible book value per share after offering	$0.002
Dilution per share	$0.027
Capital contributions by purchasers of shares	$30,000
Capital contributions by existing stock holder	$10,000
Percentage capital contributions by purchasers of shares	75%
Percentage capital contributions by existing stock holder	25%
Anticipated net offering proceeds	$24,300
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	11,000,000
Purchasers of shares percentage of ownership after offering	9.1%
Existing stockholder’s percentage of ownership after offering	90.9%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 4,000,000 common shares being offered by Revival at $.03 per share with no minimum offering requirement.

Company Offering

Revival is offering for sale common stock. If Revival is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

In connection with the Company’s selling efforts in the offering, Caroline Swart our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Swart is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Swart will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Swart is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Swart will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Swart will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES
General

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.  We plan to offer 4,000,000 common shares at a price of $0.03 per share.  We will not sell any of the 4,000,000 common shares until the registration statement is deemed effective.

Common Stock

As of March 31, 2010, there are 10,000,000 shares of common stock issued and outstanding.  10,000,000 shares are held by our sole Officer / Director, Caroline Swart.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Revival’ capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dian D Dalmy of Lakewood, Colorado, an independent legal counsel, has provided an opinion on the validity of Revival Resources, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Seale and Beers  CPAs of 50 Jones Blvd Suite 202 Las Vegas NV 89107 Phone (888) 727-8251 fax (888) 782-2351 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Revival' ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

General

Revival Resources, Inc. was incorporated on February 19, 2010, in the state of Nevada by our sole officer and director Caroline Swart. Revival has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Revival has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Revival is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in a mineral claim in located in the Golden Mining Division situated approximately18 kilometers west of Invermere, B.C. Canada. The claims are about 350 hectares named the Pretty Girl 4 tenure. We do not have any current plans to acquire interests in additional mineral properties, though as part of our strategy we may consider such acquisitions in the future.

In British Columbia, the Ministry of Energy, Mines and Petroleum Resources, the Ministry of Forests and the Ministry of Environment developed the Mineral Exploration (MX) Code containing standards for mineral and coal exploration activities. The Mineral Exploration (MX) Code, forms Part 9 of the larger Health, Safety and Reclamation (HSR) Code for Mines in British Columbia. As part of the HSR Code, the MX Code is enabled under Section 34 of the Mines Act.

The Company believes that for its planned exploration activities (see Plan of Operation), there will be no costs nor effects of compliance with environmental laws (federal, provincial and local) and no special permits will be required.

Unless otherwise indicated, any reference to Revival, or “we”, “us”, “our”, etc. refers to Revival Resources, Inc.

Our Competition

Both the mineral exploration and drilling industries are intensely competitive in all phases.  In our planned mineral exploration activities, we will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.  We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history.

Similarly, in our drilling business, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Office

The principal offices are located at 112 North Curry Street Carson City Nevada 89703, Telephone (775) 321-8274 Facsimile (775)546-6003

Our Employees

Other than our sole officer and director, Caroline Swart, we have no employees.  Assuming financing can be obtained, management expects to secure the services of consultants as necessary to implement our business plan.

Regulation

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. In British Columbia the process of posting the area, known as staking is done online at www.mtonline.gov.bc.ca. The claim was staked by Danial Wessels. The claim is recorded in the name of Danial Wessels.

Under British Columbia, law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary-corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost many thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property and the Company exercises its option agreement.

In the event that we find mineralized material and the mineralized material can be economically extracted and the Company has exercised its option agreement, we will form a wholly owned British Columbia subsidiary corporation and the Company and Mr. Wessels will transfer the right, title and interest in and to the Claim to the wholly owned subsidiary corporation. Should Mr. Wessels transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have no title. In that event, we will have to cease or suspend operations. However, Mr. Wessels will be liable to us for monetary damages for breach of contract. If that occurs, we would sue Mr. Wessels for the loss of our investment.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Un-granted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the company's property, that is the Province of British Columbia. In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The company's property is one such acquisition. Accordingly, fee simple title to the company's property resides with the Crown.

The company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions that are the action of some unaffiliated third party, which could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

Overview of Our Mineral Exploration Business

Mineral exploration is essentially a research activity that does not produce a product.  Successful exploration often results in increased project value that can be realized through the optioning or selling of the claimed site to larger companies.  As such, we intend to acquire properties which we believe have potential to host economic concentrations of minerals.  These acquisitions have and may take the form of mining claims on provincial land, or leasing claims, or private property owned by others.  An “unpatented” mining claim is an interest that can be acquired to the mineral rights on open lands of the provincially owned public domain.  Claims are staked in accordance with the rules and regulations pursuant to laws of British Columbia established by the Ministry of Energy, Mines and Petroleum Resources.

We plan to perform basic geological work to identify specific drill targets on the properties, and then collect subsurface samples by drilling to confirm the presence of mineralization (the presence of economic minerals in a specific area or geological formation).  We may enter into joint venture agreements with other companies to fund further exploration work.  By such prospects, we mean properties that may have been previously identified by third parties, including prior owners such as exploration companies, as mineral prospects with potential for economic mineralization.  Often these properties have been sampled, mapped and sometimes drilled, usually with indefinite results.  Accordingly, such acquired projects will either have some prior exploration history or will have strong similarity to a recognized geologic ore deposit model.  Geographic emphasis will be placed on the western United States and western Canada. The focus of our activity will be to acquire properties that we believe to be undervalued; including those that we believe to hold previously unrecognized mineral potential.

The right, title and interest in and to the Claim on the mineral property Pretty Girl 4 is held by an affiliate which the Company has an option to purchase such right, title and interest in and to the Claim on the property in the future.  This option to purchase agreement is  between Danial Wessels and the Company (see Exhibit 10.1.  Our strategy with properties deemed to be of higher risk or those that would require very large exploration expenditures is to present them to larger companies for joint venture.  Our joint venture strategy is intended to maximize the abilities and skills of the management group, conserve capital, and provide superior leverage for investors.  If we present a property to a major company and they are not interested, we will continue to seek an interested partner.

DESCRIPTION OF PROPERTY

The principal offices are located at 112 North Curry Street Carson City Nevada 89703.  The telephone number is (775) 321-8274 the fax number is (775) 546-6003. Revival’ management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  Revival does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

We own an option to the mineral exploration rights relating to the five mineral claims in the Pretty Girl 4 claim group.  We have not explored the property and we intend to be in the business of mineral property exploration.  We do not own any real property interest in the claims or any other property. The property has not been examined by a professional geologist or mining engineer.  The value of exploration and development required to maintain a mineral claim for one year is $4.00 per hectare during each of the first, second, and third anniversary years, and $8.00 per hectare for each subsequent anniversary year.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Un-granted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the company's property, that is the Province of British Columbia. In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The company's property is one such acquisition. Accordingly, fee simple title to the company's property resides with the Crown.

The company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions that are the action of some unaffiliated third party, which could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property and there is no equipment, buildings, facilities, water or electrical power on the property. The property is without known reserves and the Company’s planned activities are exploratory in nature. Costs related to these planned exploration activities for the next twelve months are estimated at $103,300 (see Use of Proceeds)  To date, the company's operations have been limited to research, acquiring an option to the mineral titles to this group of claims and organizational activities, such as preparing this prospectus. We have not begun our planned exploration program.

 Summary of Revival’s Mineral Exploration Prospects

The Company plans to explore and potentially develop the mineral claims in the Pretty Girl 4 mineral claim group in British Columbia, Canada. The Pretty Girl 4 group consists of five claims, 4 are contiguous claims and one reverted crown grant (totaling 350 hectares) in the Golden Mining Division situated approximately 18 kilometers west of Invermere, B.C. The pertinent claim data is as follows:
 ____________________________________________

     CLAIM NAME        LOT NO.
     ______________________
     Sitting Bull                   4097
     ______________________
     Mary G.                        4098
     ______________________
     Colorado                      4099
     ______________________
     Mabel R                        5103
     ______________________
     Alice                              5350
     ______________________

The company has optioned the mineral titles to the Pretty Girl 4 tenure which includes Mabel R, Alice, Mary G, Sitting Bull and Colorado mining claims, registered collectively as the Pretty Girl 4 claims. The company plans to explore these claims and develop potential precious metal reserves. To date, the company's operations have been limited to research, acquiring the mineral titles to this group of claims and organizational activities, such as preparing this prospectus. We have not begun our exploration program. To date, no minerals reserves have been developed and we have generated no revenues from our operations.

We have no plans to change our planned mineral exploration activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

Claim

Revival acquired one mineral tenure, Pretty Girl 4, in British Columbia, Canada by entering into an Option Agreement on the same from Danial Wessels, an affiliate. The tenure (claims) is located within the Golden Mining Division of the British Columbia Ministry of Energy, Mines and Petroleum Resources. It is comprised of 14 units (one unit represent 25 hectares), for a total of 350 hectares. The claim is identified as follows:

Tenure Number                                Claim Name                                Issue Date

753362                                                Pretty Girl 4                                April 27 2010

The company plans to explore this property for mineralized deposits of zinc, copper, silver and gold. The company cannot provide any assurance or guarantee that substantial reserves of any of the above minerals will be found on the property.

On April 27, 2010, Revival Resources entered into an Option Agreement with, an affiliate, Mr. Danial Wessels and he grants to the company the sole and exclusive right and option to acquire an undivided 100%of the right, title and interest of Mr. Wessels in and to the claim. This agreement is subject to consideration of the following:

(a) The company, or its permitted assigns, incurring exploration expenditure on the claims of a minimum of $12,500 on or before April 30, 2011

(b)  The company, or its permitted assigns, incurring exploration expenditures on the claims of a further $45,000 (for aggregate minimum exploration expenses of $57,500) on or before April 30, 2012 and

(c)  Upon exercise of the Option, Revival Resources agrees to pay Mr. Wessels, commencing   July 1, 2013, the sum off $35,000 per annum for so long as Revival Resources, or its permitted assigns, holds any interest in the claims.

To date we have not performed any work on the claim nor have we spent any money on exploration and development activities. We cannot provide any assurance whatsoever that the claims will ever be productive.

Location, Access and Description

These claims are located approximately 18 kilometers due west of Invermere, BC Canada. Invermere is located approximately 4.5 hours from Vancouver British Columbia via paved highway and the claims are accessed via approximately 18 kilometers of gravel road using four wheel drive vehicles.  The claims occupy a large spur between Law Creek to the north and Bruce Creek to the south. The property lies within NTS map sheet 82K049 and 82K059 at latitude 50(degree) 31'north, longitude 116(degree) 18'west.

Regionally, the area is underlain by Proterozoic classic sedimentary rocks of the Purcell and Windermere super-grounds and by lower Paleozoic strata of the Beaverfoot and Mount Forster formations (Geoscience Map 1995-1).

The Purcell Supergroup strata include the Aldridge, Creston, Kitchener, Dutch Creek and Mount Nelson formations.  The Windermere Supergroup unconformably overlies the Purcell Supergroup rocks and includes the Toby Formation and Horsethief Creek Group (Paper 1990-1).

In the vicinity of the occurrence, rocks of the Kitchener and Dutch Creek formations have been further subdivided and assigned to the Van Creek and Gateway formations.  The Van Creek Formation correlates with the Lower Kitchener Formation while the Gateway Formation is equivalent to the lower portion of the Dutch Creek Formation.  The Mount Nelson Formation has been subdivided into seven discrete members, a lower quartzite, a lower dolomite, a middle dolomite, a purple dolomite, an upper middle dolomite, and upper quartzite, and an upper dolomite (Open File 1990-26).

Rocks of the Horsethief Creek Group, Beaverfoot and Mount Forster formations are folded and overthrusted by rocks of the upper portion of the Dutch Creek Formation and the lower members of the Mount Nelson Formation.  The sedimentary rocks have undergone regional metamorphism to at least greenschist facies.

Pretty Girl 4 Mineral Claims – July 07,2010

571263
571264
745422
787943
632349
787983
1002124
664624
416530
583855
82K.059
583862
738522
664623
583856
796562
788482
605607
788443
583853
788462
753362
663654
690303
82K.050
583845
583849
690323
551570
583798
541909
704874
644165
583857
571265
549360
82K.049
583858
82K.048
583863
541911
705247
572492
560678
560679
547920
0
1300
2600 m.
Map center: 50° 30' 38" N, 116° 19' 56" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Transportation - Points (TRIM)
Helipad
Transportation - Lines (TRIM)
Airfield
Airport
Airstrip
Airport.Abandoned
Ferry Route
Road (Gravel Undivided) - 1 Lane
Road (Gravel Undivided) - 2 Lanes
Road (Gravel Undivided) - U/C - 1 Lane
Road (Gravel Undivided) - U/C - 2 Lanes
Road (Paved Divided) - Not Elevated - 1 Lane Each Way
Road (Paved Divided) - Not Elevated - 2 Lanes Each Way
Road (Paved Divided) - U/C - Not Elevated - 2 Lanes Each Way
Road (Paved Undivided) Not Elevated - 3 Lanes
Road (Paved Undivided) - Not Elevated - 1 Lane
Road (Paved Undivided) - Not Elevated - 2 Lanes
Road (Paved Undivided) - Not Elevated -
N
Scale: 1:75,208

Overview of Regulatory, Economic and Environmental Issues

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Un-granted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the company's property, that is the Province of British Columbia. In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The company's property is one such acquisition. Accordingly, fee simple title to the company's property resides with the Crown.

Underground metal mines generally involve higher grade ore bodies.  Less tonnage is mined underground, and generally the higher grade ore is processed in a mill or other refining facility.  This process results in the accumulation of waste by-products from the washing of the ground ore. Mills require associated tailings ponds to capture waste by-products and treat water used in the milling process.

Capital costs for mine, mill and tailings pond construction can easily run into the hundreds of millions of dollars. These costs are factored into the profitability of a mining operation. Metal mining is sensitive to both cost considerations and to the value of the metal produced.  Metals prices are set on a world-wide market and are not controlled by the operators of the mine.  Changes in currency values or exchange rates can also impact metals prices. Thus changes in metals prices or operating costs can have a huge impact on the economic viability of a mining operation.

Environmental protection and remediation is an increasingly important part of mineral economics.  Estimated future costs of reclamation or restoration of mined land are based principally on legal and regulatory requirements. Reclamation of affected areas after mining operations may cost millions of dollars.  Often governmental permitting agencies are requiring multi-million dollar bonds from mining companies prior to granting permits, to insure that reclamation takes place.  All environmental mitigation tends to decrease profitability of the mining operation, but these expenses are recognized as a cost of doing business by modern mining and exploration companies.

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our operations so as to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Every mining activity has an environmental impact. In order for a proposed mining project to be granted the required governmental permits, mining companies are required to present proposed plans for mitigating this impact. In the British Columbia, where our properties are located, no mine can operate without obtaining a number of permits. These permits address the social, economic, and environmental impacts of the operation and include numerous opportunities for public involvement and comment.

LEGAL PROCEEDINGS

Revival Resources, Inc. is not currently a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Revival anticipates applying for trading of the common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, Revival can provide no assurance that its shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of the Common Stock

As of the date of this registration statement, Revival had one (1) registered shareholder.  Caroline Swart, sole Officer and Director currently owns 10,000,000 common shares, which represent 100% of the issued and outstanding common stock.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, Revival has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2010

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Revival Resources, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Revival Resources, Inc. (An Exploration Stage Company) as of March 31, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on February 19, 2010 through March 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revival Resources, Inc. (An Exploration Stage Company) as of March 31, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on February 19, 2010 through March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has had a loss from operations of $6,384, an accumulated deficit of $6,384, working capital of $3,616 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 28, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

BALANCE SHEET

(Audited)

March 31, 2010

ASSETS

CURRENT ASSETS
Cash	$9,980
TOTAL CURRENT ASSETS	$9,980

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,000
Loan from Related Party	1,364
TOTAL CURRENT LIABILITIES	$6,364

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock at March 31, 2010	10,000
Additional paid-in capital	-
Deficit accumulated during the exploration stage	(6,384)
Total stockholders’ equity (deficit)	$3,616
Total Liabilities and Stockholders’ Equity	$9,980

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

(Audited)

Cumulative results of operations from February 19, 2010 (date of inception) to March 31, 2010

REVENUES	-

EXPENSES

General and Administrative	$(6,384)

NET LOSS BEFORE PROVISION FOR INCOME TAX	$(6,384)
Provision for Income Tax	-

NET LOSS	$(6,384)
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (February 19, 2010) TO MARCH 31, 2010

(Audited)

	Common Stock		Additional Paid-in	Deficit Accumulated During the
	Number of shares	Amount	Capital	Exploration Stage	Total

Balance at Inception February 19, 2010
Common stock issued for cash at $0.001 per share
- February 24, 2010	10,000,000	$10,000	$-	$-	$10,000

Net Loss for the period from inception on February 19, 2010 to March 31, 2010	-	-	-	(6,384)	(6,384)
Balance, March 31, 2010	10,000,000	$10,000	$-	$(6,384)	$3,616

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

(Audited)

February 19, 2010 (date of inception) to March 31, 2010

OPERATING ACTIVITIES
Net loss	$(6,384)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	5,000
Loan from related party	1,364

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(20)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE (DECREASE) IN CASH	9,980

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$9,980

Supplemental cash flow information and noncash financing activities: Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Revival Resources, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totalling $6,384.  The Company was incorporated on February 19, 2010 in the State of Nevada and established a fiscal year end of March 31st.  The Company is a development stage company and is a mineral exploration company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value
In accordance with the requirements of ASC Topic 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Revenue and Cost Recognition
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising
The company expenses advertising as incurred.  The company has had no advertising since inception.

Property
The Company does not own or lease any real property.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In accordance with ASC Topic 230, this statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC Topic 230 upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements through May 25, 2010 and believe that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a deficit accumulated since inception (February 19, 2010) through March 31, 2010, of ($6,384).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company has funded its initial operations, from inception to March 31, 2010, by way of issuing Founder’s shares.  As of March 31, 2010, the Company had issued 10,000,000 Founder’s shares, sold at $0.001 per share, for a total of $10,000. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty

The Company’s sole officer and director has committed to advancing certain operating costs of the Company.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with ASC Topic 825 and 820 the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of March 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

On February 24, 2010, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000. The Company has 10,000,000 shares issued and outstanding as at March 31, 2010

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. In accordance with ASC Topic 740 – Accounting for Income Tax and ASC Topic 605 - Accounting for Uncertainty in Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of March 31, 2010 are as follows:

March 31, 2010
Net operating loss carry forward	$6,384
Times Tax at Statutory rate	35%
Deferred Tax Asset	2,234
Valuation allowance	(2,234)
Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2028 and 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 – LOAN PAYABLE – RELATED PARTY LOANS

On Feb 19, 2010 the Shareholder paid incorporation costs of $1,364 on behalf of the Company.  This was booked as a loan from related party. The loan is payable on demand and without interest.

NOTE 8 - SUBSEQUENT EVENTS

On April 27, 2010 the Company entered into an option agreement with an affiliate to purchase 100% undivided interest in a mining claim located in the Invermere area, British Columbia, Canada.

The Company, according to the option agreement, must complete exploration expenditure of $12,500 on or before April 30, 2011. A further $45,000 of completed exploration expenditures on or before April 30, 2012 for an aggregate minimum exploration expenses of $57,500.

Upon exercise of the option the Company agrees to pay the Vendor, commencing July 1, 2013, the sum of $35,000 per annum for as long as the Company holds any interest in the Claims.

The Company has evaluated subsequent events through May 28, 2010, the date which the financial statements were available to be issued, and no other events have occurred.

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

CONDENSED FINANCIAL STATEMENTS

June 30, 2010

Unaudited

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)
CONDENSED BALANCE SHEETS
Unaudited

	June 30, 2010	March 31, 2010
		(Audited)

ASSETS

CURRENT ASSETS
Cash	$3,740	$9,980
TOTAL ASSETS	$3,740	$9,980

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,750	$5,000
Loans from Related Party	1,364	1,364
TOTAL CURRENT LIABILITIES	$6,114	$6,364

STOCKHOLDERS’ EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding as of June 30, 2010 and March 31, 2010, respectively
10,000,000 shares of common stock	$10,000	$10,000
Additional paid-in Capital	-	-
Deficit accumulated during the Exploration stage	(12,374)	(6,384)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	$(2,374)	$3,616
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$3,740	$9,980

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
Unaudited

	Three months ended June 30, 2010	Cumulative results from inception (February 19, 2010) to June 30, 2010

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES

General and Administrative	$5,990	$12,374
Total Expenses	$5,990	$12,374

NET LOSS, before provision for Income Tax	$(5,990)	$(12,374)

Provision for Income Tax	-	-

NET LOSS	$(5,990)	$(12,374)

BASIC AND DILUTED LOSS PER COMMON SHARE	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An exploration Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FROM INCEPTION (February 19, 2010) TO JUNE 30, 2010
Unaudited

	Common Stock		Additional Paid-in Capital	accumulated during the Exploration stage	Total
	Number of shares	Amount

Balance at Inception February 19,2010
Common stock issued for cash at $0.001
per share on February 24, 2010	$10,000,000	$10,000	$-	$-	$10,000

Net Loss for the period from inception on February 19, 2010 to March 31, 2010				(6,384)	(6,384)

Balance, March 31, 2010	$10,000,000	$10,000	$-	$6,384)	$3,616

Net loss for the quarter ended				(5,990)	(5,990)
June 30, 2010
Balance, June 30, 2010	$10,000,000	$10,000	$-	$12,374)	$2,374)

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS
Unaudited

	Three months	February 19, 2010
	ended	(inception date) to
	June 30, 2010	June 30, 2010

OPERATING ACTIVITIES
Net loss	$(5,990)	$(12,374)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in accrued expenses	(250)	4,750
Expenses paid on the Company’s behalf by a related party	-	1,364

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(6,240)	$(6,260)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	$-	$10,000

NET INCREASE ( DECREASE) IN CASH	$(6,240)	$3,740

CASH, BEGINNING OF PERIOD	$9,980	$-

CASH, END OF PERIOD	$3,740	$3,740

Supplemental cash flow information and non-cash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

REVIVAL RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

June 30, 2010

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2010, and for all periods presented herein, have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2010 audited financial statements.  The results of operations for the periods ended June 30, 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  To date the Company has an accumulated deficit of $12,374, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The Company’s sole officer and director has committed to advancing certain operating costs of the Company.The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – OPTION AGREEMENT

On April 27, 2010 the Company entered into an option agreement with an affiliate to purchase 100% undivided interest in a mining claim located in the Invermere area, British Columbia, Canada.
The Company, according to the option agreement, must complete exploration expenditure of $12,500 on or before April 30, 2011. A further $45,000 of completed exploration expenditures on or before April 30, 2012 for an aggregate minimum exploration expenses of $57,500.Upon exercise of the option the Company agrees to pay the Vendor, commencing July 1, 2013, the sum of $35,000 per annum for as long as the Company holds any interest in the Claims.

NOTE 4 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events since June 30, 2010 and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on February 19, 2010 in the State of Nevada, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in a mineral claim in the Pretty Girl 4 group consisting of five claims, 4 are contiguous claims and one reverted crown grant (totaling 350 hectares) in the Golden Mining Division situated  approximately18 kilometers west of Invermere, B.C. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our planned exploration activities. Over the 12 month period starting upon the effective date of this registration statement, our Company must raise capital to implement its Plan of Operations. We aim to raise the capital by investors investing in our startup company through the sale of shares in this offering. The Company’s planned exploration activities and related expenses in will be affected by the proceeds from sales of shares in this offering received by the Company as discussed in our Plan of Operations below.

We have only one Officer and one Director who is one and the same person. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment. We intend to engage under contract a professional geologist and a geo-technician to perform planned exploration activities as described herein. Our sole officer and director will be responsible for the engagement of and administration of such geologist and geo-technician.

There are governmental regulations that materially restrict mineral exploration and the use and development of potential mineral reserves. In addition, the legal and regulatory environment that pertains to mineral exploration and the development of potential mineral reserves is subject to substantial change and uncertainty.

In British Columbia, the Ministry of Energy, Mines and Petroleum Resources, the Ministry of Forests and the Ministry of Environment developed the Mineral Exploration (MX) Code containing standards for mineral and coal exploration activities. The Mineral Exploration (MX) Code, forms Part 9 of the larger Health, Safety and Reclamation (HSR) Code for Mines in British Columbia. As part of the HSR Code, the MX Code is enabled under Section 34 of the Mines Act.

The Company believes that for Phase I and Phase II of its planned exploration activities (see Plan of Operations below), no special permits will be required. The MX Code does not apply to, nor is a permit required for, exploration activities that generally do not involve mechanical disturbance of the surface. These exploration activities include:

•	prospecting using hand-held tools;
•	geological and geochemical surveying;
•	airborne geophysical surveying;
•	ground geophysical surveying without the use of exposed, energized electrodes;
•	hand trenching without the use of explosives; and
•	establishment of grid lines that does not require the felling of trees unless permitted under the definition.

We do not expect to incur research and development costs within the next twelve (12) months.  We currently do not own any significant plant or equipment that we would seek to sell in the near future.  Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its sole officer and director appears sufficient at this time.  The Company has not paid for any expenses on behalf of any director.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No planned exploration activities are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our Plan of Operations and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of June 30, 2010, we had $3,740 in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering and continue maintaining a reporting status. The Company’s sole officer and director, Ms. Swart has committed to advance a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the offering scenarios presented in the Section titled “Use of Proceeds” the Company feels that it will have sufficient funds for the next twelve months to fund the expenses related to this offering however the Company may be unable to fully launch its planned exploration activities unless 100% of the shares are sold. In the event the Company sells 25% of the shares offered, the Company will scale back its planned soil geochemical and soil grid sampling and prospecting focusing on the Sitting Bull and Mary G claims only (see Description of Property). Total expenditures for soil geochemical, soil grid sampling, a Geo Technician and a Geologist, assays, related travel cost and resulting report expenses would be minimized to $20,500. We anticipate that within 180 of days the effective date of this prospectus, we should complete the planned exploration activities for Phase I. The Company intends not to conduct planned exploration activities described in Plan of Operations, Phase II Estimates, below. The amount of the offering will likely allow us to operate for at least one year.

In the event the Company sells 50% of the shares offered, for the next twelve months the Company will expand its planned soil geochemical and soil grid sampling and prospecting by focusing on the Sitting Bull, Mary G and Colorado claims (see Description of Property). Total expenditures for soil geochemical soil grid sampling, a Geo Technician and a Geologist and the resulting assays, related travel cost and report expenses for Phase I would be $47,500. We anticipate that within 180 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I. Upon completion of Phase I, the Company intends to implement Phase II with expenses for Geological Interpretation/Mapping, MAG-VLF Survey and Data Reduction Report estimated at $29,300. We anticipate that within 360 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I and Phase II (see Plan of Operations, Phase I Estimates and Phase II Estimates below). The amount of the offering will likely allow us to operate for at least one year.

In the event the Company sells 75% of the shares offered, for the next twelve months the Company will expand its planned soil geochemical and soil grid sampling and prospecting by focusing on the Sitting Bull, Mary G, Colorado and Mabel R claims (see Description of Property and see Phase I Estimates below). Total expenditures for soil geochemical soil grid sampling, a Geo Technician and a Geologist and the resulting assays, related travel cost and report expenses for Phase I would be $47,500. We anticipate that within 180 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I. Upon completion of Phase I, the Company intends to implement Phase II with expenses for Geological Interpretation/Mapping, MAG-VLF Survey and Data Reduction Report estimated at $29,300. We anticipate that within 360 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I and Phase II (see Plan of Operations, Phase I Estimates and Phase II Estimates below). The amount of the offering will likely allow us to operate for at least one year.

In the event the Company sells 100% of the shares offered, for the next twelve months the Company will expand its planned soil geochemical and soil grid sampling and prospecting by focusing on the Sitting Bull, Mary G, Colorado, Mabel R and Alice claims (see Description of Property and see Phase I Estimates below). Total expenditures for soil geochemical soil grid sampling, a Geo Technician and a Geologist and the resulting assays, related travel cost and report expenses for Phase I would be $66,000. We anticipate that within 180 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I. Upon completion of Phase I, the Company intends to implement Phase II with expenses for Geological Interpretation/Mapping, MAG-VLF Survey and Data Reduction Report estimated at $37,300. We anticipate that within 360 days from the effective date of this prospectus, we should complete the planned exploration activities for Phase I and Phase II (see Plan of Operations, Phase I Estimates and Phase II Estimates below). The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operations

We plan to implement the following initial exploration program consisting of two phases.  Phase I would consist of soil geochemical and soil grid sampling and prospecting. Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.   All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

In preparation of the cost estimates for Phase I, management has made the following assumptions:

•
Soil Geochem./soil grid samples costs are estimated at a daily rate of $1,200 per day for the geologist, $600 per day for the Geo-technician and $600 per day for local labor. Estimates for local labor include a cook, food and campsite expense.

•
For contracting of professional services, the Company has budgeted $1,200 per day for a Geologist and $600 per day for a Geo-technician. For each of the Geologist and Geo-technician, management has assumed that: 1) two days will be expended on travel to and from the claims, 2) two days will be expended on planning, 3) one day will be expended on analysis and 4) the balance of the days will be field work on the property

•	Multi-element assays are estimated to cost $15.75 per 30 gram sample (cost estimate includes 200 mesh crush and preparation of the sample at the assay lab).
•	Travel costs for the Geologist and Geo-technician include hotel, food allowance and vehicle mileage/rental estimated at $385 per day and fuel cost estimate ranges between $300 and $600.
•	Reports provided by the geologist are estimated at the rate of $1,200 per day.

Phase II would consist of a follow-up of the initial stage geological mapping and include detailed geological mapping.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

In preparation of the cost estimates for Phase II, management has made the following assumptions:

•
Geological Interpretation/Mapping is interpreted and generated from the MAG-VLF survey data. Management has budgeted the expense based on the approximate amount of data collected by a contracted survey crew for the MAF-VLF survey.

•
For the MAG-VLF Survey, management estimates its survey coverage by calculating the gross area of all 5 claims, estimating 100 meter line spacing resulting in 16 survey lines at 2000 meters each. Mobilization and preparation of the contracted survey crew is estimated at 2 days. In addition, management’s estimate of contract survey service is $1,400 per day.

•	Data Reduction Report includes interpretation of the amount data from the MAG-VLF survey and takes the form of a geophysical report.

Phase I Estimates

Phase I is estimated to cost up to $66,000 as described below:

	If 25% of Share Sold	If 50% of Share Sold	If 75% of Share Sold	If 100% of Share Sold

Soil Geochem./soil grid samples	$6,000	$8,500	$11,000	$14,000
Geologist	$8,500	$12,500	$17,000	$22,500
Geo-technician	$3,500	$6.000	$9,500	$12,500
Assays	$500	$1,000	$5,500	$9,500
Travel	$1,500	$1,500	$3,000	$5,000
Reports	$500	$500	$1,500	$2,500
SUB-TOTAL	$20,500	$30,000	$47,500	$66,000

The Company has estimated the allocation of the anticipated proceeds for Phase I and Phase II described above from this offering based upon the Company successfully selling 25%, 50%, 75% and 100% of the shares in this offering. (Potential investors must be aware that there is no guarantee or assurance that the Company will be successful in raising any of the estimated proceeds).

If the Company is unsuccessful in raising the full $120,000 from the offering we would be required to limit Phase I exploration by reducing the number of days of field work and samples we take. Potential investors must be aware that any decrease in sampling and/or prospecting will reduce the potential for success in discovering metals on the property and consequently increase the likelihood of our business to fail. If we are unsuccessful with the Phase I exploration program any investment made into the Company would be lost in its entirety.

The second phase would consist of a follow-up of the initial stage geological mapping and include detailed geological mapping.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Phase II Estimates

Phase II would cost up to $37,300 as outlined below.

	If 25% of Share Sold	If 50% of Share Sold	If 75% of Share Sold	If 100% of Share Sold

Geological Interpretation/Mapping	$0	$7,800	$12,000	$14,500
MAG-VLF Survey	$0	$11,000	$14,000	$19,000
Data Reduction Report	$0	$1,500	$3,300	$3,800
SUB-TOTAL	$0	$20,300	$29,300	$37,300

The Company has estimated the allocation of the anticipated proceeds for Phase II described above from this offering based upon the Company successfully selling 25%, 50%, 75% and 100% of the shares in this offering. (Potential investors must be aware that there is no guarantee or assurance that the Company will be successful in raising any of the estimated proceeds).

If the Company is unsuccessful in raising the full $120,000 from the offering resulting in reduced sampling; subsequently the mapping would also be limited.  In fact, if 25% or less of the anticipated offering is achieved there would be no funds available for mapping as outlined in Phase II Estimates.  This would be detrimental to the success of the exploration program and would likely result in business failure resulting in a complete loss of any investment made into the Company

Please note that the above are estimates and the actual costs may be significantly different.  Moreover, the above estimates were prepared by management and the Company’s management has yet to visit the property. In addition, the above estimates do not include expenses associated with this offering, estimated at $5,700.

In the event the Company sells 25% of the shares offered, the Company will scale back its planned soil geochemical and soil grid sampling and prospecting focusing on the Sitting Bull and Mary G claims only (see Summary of Revival’s Mineral Exploration Prospects and Phase I Estimates below) thereby minimizing prospecting field work on the property to 2 days and soil geochemical and soil sampling to approximately 2.5 days.  As a result, total expenditures for soil geochemical and soil grid sampling are estimated to be $6,000. Expenses for a Geo Technician and a Geologist are estimated to be $3,500 and $8,500 respectively and the resulting assays, related travel cost and resulting report expenses would be minimized to $500, $1,500 and $500 respectively. The Company intends not to conduct activities described in Phase II above.

In the event the Company sells 50% of the shares offered, the Company will expand its planned soil geochemical and soil grid sampling and prospecting by focusing on the Sitting Bull, Mary G and Colorado claims (see Summary of Revival’s Mineral Exploration Prospects and see Phase I Estimates below) thereby minimizing field work on the property to approximately 5 days and soil geochemical and soil sampling, includes the employ of local labor to approximately 3.5 days. As a result, total expenditures for soil geochemical and soil grid sampling are estimated to be $8,500. Expenses for a Geo Technician and a Geologist are estimated to be $6,000 and $12,500 respectively and the resulting assays, related travel cost and resulting report expenses would be $1,000, $1,500 and $500 respectively.

Upon completion of Phase I, the Company intends to implement Phase II with expenses for a MAG-VLF survey estimated to be 6 days of field work on the three claims. Geological Interpretation/Mapping estimated at $7,800, MAG-VLF Survey estimated at $11,000 and a Data Reduction Report estimated at $1,500.

In the event the Company sells 75% of the shares offered, the Company will expand its planned soil geochemical and soil grid sampling and prospecting by focusing on the Sitting Bull, Mary G, Colorado and Mabel R claims (see Summary of Revival’s Mineral Exploration Prospects and see Phase I Estimates below) thereby extending field work on the property to approximately 10 days and soil geochemical and soil sampling to approximately 4.5 days. As a result, total expenditures for soil geochemical and soil grid sampling include the employ of local labor and is estimated to be $11,000. Expenses for a Geo Technician and a Geologist are estimated to be $9,500 and $17,000 respectively and the resulting assays, related travel cost and resulting report expenses would be $5,500, $3,000 and $1,500 respectively. Upon completion of Phase I, the Company intends to implement Phase II with expenses for a MAG-VLF survey estimated to be 8 days of field work on these four claims. Expenses for Geological Interpretation/Mapping estimated at $12,000, MAG-VLF Survey estimated at approximately $14,000 and a Data Reduction Report estimated at$3,300.

In the event the Company sells 100% of the shares offered, the Company will expand its planned soil geochemical and soil grid sampling and prospecting to the Sitting Bull, Mary G, Colorado, Mabel R and Alice claims (see Summary of Revival’s Mineral Exploration Prospects and see Phase I Estimates below) thereby extending field work on the property to approximately 14 days and soil geochemical and soil sampling to approximately 6 days. Total expenditures for soil geochemical and soil grid sampling include the employ of local labor and is estimated to be $14,000. Expenses for a Geo Technician and a Geologist are estimated to be $12,500 and $22,500 respectively and the resulting assays, related travel cost and resulting report expenses would be $9,500, $5,000 and $2,500 respectively. Upon completion of Phase I, the Company intends to implement Phase II with expenses for a MAG-VLF survey estimated to be 11.5 days of field work on five claims. Geological Interpretation/Mapping estimated at $14,500, MAG-VLF Survey estimated at approximately $19,000 and a Data Reduction Report estimated at$3,800.

Contingent upon this offering and once the proceeds are raised, Phase I should begin approximately 150 days from the effective date of this prospectus and should be completed within 180 days from the effective date of this prospectus.  We currently do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for either of these exploration programs and do not plan on obtaining any such retention until the proceeds from this offering are raised. Contingent upon this offering and once the proceeds are raised, Phase II should begin approximately 240 days from the effective date of this prospectus and should be completed within 360 days from the effective date of this prospectus

We will require additional funding in order to proceed with further exploration on the mineral claim within British Columbia and satisfy the option agreement by and between Danial Wessels and the Company. Other than described herein we do not have any arrangements in place for any future equity financing or loans.

Title to the Mineral Claims

Pretty Girl 4 mineral claim group is located in British Columbia, Canada. The Pretty Girl 4 group consists of five claims, 4 are contiguous claims and one reverted crown grant (totaling 350 hectares) in The property is located the Golden Mining Division situated  approximately18 kilometers west of Invermere, B.C. Title to the claim is held by Danial Wessels of Richmond BC. The Company has an option to purchase the claim based upon certain conditions being met by the Company as described in “Terms and Conditions of Option Agreement” below.

A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.

Claim details are as follows:	Mining Claim (Tenure):	753362

Terms and Conditions of Option Agreement

On April 27, 2010 Dan Wessels granted to Revival the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest to the Claims, subject only to Danial Wessels receiving the consideration:

(a)	Revival, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $12,500 on or before April 30, 2011; and

(b)	Revival, or its permitted assigns, incurring exploration expenditures on the Claims of a further $45,000 (for aggregate minimum exploration expenses of $57,500) on or before April 30, 2012.

Upon exercise of the Option, Revival agrees to pay Danial Wessels, commencing July 1, 2013, the sum of $35,000 per annum for so long as Revival, or its permitted assigns, holds any interest in the Claims. Failure to make any such annual payment shall result in termination of the Option Agreement.  There are no known parties that would adversely affect our ability to exercise our option.

A mineral exploration license is issued for one year.  In order to maintain the claims, we must pay a fee of less than $1,000 per year, or we must perform work on the claims. As long as the fees are paid, no work has to be performed to maintain the claims in good order. The renewal fees may increase in the future.

Mineralization/ Exploration History

The Pretty Girl 4 Mineral Claims are situated on Bruce Creek at 2300 meters elevation above sea level in the Golden Mining Division.

Regionally, the area is underlain by Proterozoic classic sedimentary rocks of the Purcell and Windermere super-grounds and by lower Paleozoic strata of the Beaverfoot and Mount Forster formations (Geoscience Map 1995-1).

The Purcell Supergroup strata include the Aldridge, Creston, Kitchener, Dutch Creek and Mount Nelson formations.  The Windermere Supergroup unconformably overlies the Purcell Supergroup rocks and includes the Toby Formation and Horsethief Creek Group (Paper 1990-1).

In the vicinity of the occurrence, rocks of the Kitchener and Dutch Creek formations have been further subdivided and assigned to the Van Creek and Gateway formations.  The Van Creek Formation correlates with the Lower Kitchener Formation while the Gateway Formation is equivalent to the lower portion of the Dutch Creek Formation.  The Mount Nelson Formation has been subdivided into seven discrete members, a lower quartzite, a lower dolomite, a middle dolomite, a purple dolomite, an upper middle dolomite, and upper quartzite, and an upper dolomite (Open File 1990-26).

Rocks of the Horsethief Creek Group, Beaverfoot and Mount Forster formations are folded and overthrusted by rocks of the upper portion of the Dutch Creek Formation and the lower members of the Mount Nelson Formation.  The sedimentary rocks have undergone regional metamorphism to at least greenschist facies.

One of the claims, the Sitting Bull claim, was previously in production. Sitting Bull consists of galena and stribnite occurring in 5 to 30 centimeter wide quartz veins which are emplaced parallel to the bedding of the host Mount Nelson dolomite (Minister of Mines Annual Report 1915).  This claim has been explored with several adits and a vertical shaft driven to a depth of 25 metres.  In 1919, 12 tons of high grade ore was mined from the workings to produce 32,472 grams of silver and 3841 kilograms of lead.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

1.	Water discharge will have to meet water standards;

2.	Dust generation will have to be minimal or otherwise re-mediated;

3.	Dumping of material on the surface will have to be re-contoured and re-vegetated;

4.	An assessment of all material to be left on the surface will need to be environmentally benign;

5.	Ground water will have to be monitored for any potential contaminants;

6.	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7.	There will have to be an impact report of the work on the local fauna and flora.

Results of Operations for the Period from Inception Through March 31, 2010

We have not earned any revenues from our incorporation on February 19, 2010 to March 31, 2010.  We do not anticipate earning revenues unless we enter into commercial production on the claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on either of the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $6,384 for the period from our inception on February 19, 2010 to March 31, 2010. These operating expenses were comprised of bookkeeping and audit fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Revival was incorporated in the State of Nevada on February 19, 2010; we are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We are seeking equity financing though this offering to provide for the capital required to source our initial exploration programs. Equity financing could result in additional dilution to our existing shareholder. There is no assurance we will receive the required financing to complete our exploration programs.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, Revival has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of June 30, 2010, we had cash on hand of $3,740 with $6,114 of liabilities.  We anticipate a total of $5,700 of expenses relating to this offering.

The Company’s sole officer and director, Ms. Swart has committed to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

We have no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Exploration Expenditures

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized.  If no mineable ore body is discovered, previously capitalized costs are expensed in the period and the property is abandoned.

Goodwill

 In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” at least annually goodwill is tested for impairment by applying a fair value based test.  In assessing the value of goodwill, assets and liabilities are assigned to the reporting units and a discounted cash flow analysis is used to determine fair value. There was no impairment loss revealed by this test as of March 31, 2010.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.  Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Option Agreement	1	$12,500	$80,000	$70,000
[Long-Term Debt Obligations]
[Capital Lease Obligations]
[Operating Lease Obligations]
[Purchase Obligations]
[Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP]
Total	1	$12,500	$80,000	$70,000

As of April 27, 2010, we had the following Option Agreement contractual obligation with Danial Wessels in place:

On April 27, 2010 Danial Wessels granted to Revival the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest to the Claims, subject only to Danial Wessels receiving the consideration:

(a)	Revival, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $12,500 on or before April 30, 2011; and

(b)	Revival, or its permitted assigns, incurring exploration expenditures on the Claims of a further $45,000 (for aggregate minimum exploration expenses of $57,500) on or before April 30, 2012.

Upon exercise of the Option, Revival agrees to pay AMC, commencing July 1, 2013, the sum of $35,000 per annum for so long as Revival, or its permitted assigns, holds any interest in the Claims. Failure to make any such annual payment shall result in termination of the Option Agreement and ability of Revival to acquire the property.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Revival’s executive officer and director and her respective age as of March 31, 2010 are as follows:

Directors:

Name of Director	Age
Caroline Swart	43
5 Phezulu Villas Zimbali Balito KZN 4420 South Africa

Executive Officers:

Name of Officer	Age	Office
Caroline Swart	43	President, Chief Financial Officer, Chief Executive Officer
5 Phezulu Villas Zimbali Balito KZN 4420 South Africa

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years

Caroline Swart, CEO, CFO, President, and Member of the Board of Directors:

Caroline Swart has served as our sole executive officer and director since inception. Ms. Swart is 43 years of age. For the past five (5) years Caroline has been running her own business Exclusive Finance, PTY LTD. Exclusive Finance, PTY LTD provides short term (30 day) loans commonly referred to in South Africa as pay day loans. Her position entails that of Financial Director which involves Book-keeping, Bank reconciliations, Account payments, Debtors & Creditors and overseeing the normal day to day running of that company.

The Company believes that Ms. Swart’s finance experience and her entrepreneurial success with Exclusive Finance PTY LTD, make her well suited to serve as our sole officer and director.

Ms. Swart will be able to spend up to 10 hours per week on the development of Revival Resources, Inc. at no cost to the Company.

Revival’s sole Officer and Director has not been involved, during the past ten years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Caroline Swart Director, President	2010	0	0	0	0	0	0	0

There has been no cash payment paid to the sole executive officer for services rendered in all capacities to us for the period ended March 31 2010. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended March 31 2010.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

Revival did not grant any stock options to the executive officer during the most recent fiscal period ended March 31, 2010. Revival has also not granted any stock options to the executive officer since incorporation, February 19, 2010.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Revival has no significant employees other than the sole officer and director described above, whose time and efforts are being provided to Revival without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Revival to own more than 5% of the outstanding common stock as of March 31, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Caroline Swart 5 Phezulu Villas Zimbali Balito KZN 4420 South Africa	10,000,000 shares	100%

The percent of class is based on 10,000,000 shares of common stock issued and outstanding as of March 31, 2010.  Caroline Swart, the sole officer and director was issued 10,000,000 common shares in February 2010 for consideration of $10,000, which represents 100% of the current outstanding stock.

 Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Caroline Swart as founder of Revival Resources, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Revival. We have not entered into any agreements that require disclosure to our shareholders.

On Feb 19, 2010 the Ms. Swart paid incorporation costs of $1,364 on behalf of the Company.  This was booked as a loan from related party. The loan is payable on demand and without interest.

The Company’s sole officer and director, Ms. Swart has indicated that she may be willing to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place

Other than the Option to Purchase the Claim by and between Danial Wessels and the Company described herein, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-  The sole Officer and Director;
-  Any person proposed as a nominee for election as a director;
-  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-  Any relative or spouse of any of the foregoing persons who have the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide for the elimination of the personal liability of our officers and directors to the fullest extent permitted by the provisions of Nevada General Corporation Law. Under such provisions, the director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

THE SEC’S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Revival has not engaged the services of a registrar and transfer agent for our shares of common stock.  We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Revival by Diane D. Dalmy Attorney at Law 8965 W. Cornell Place, Colorado 80227, (303) 985-9324 (telephone), (303) 988-6954 (facsimile)

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

GLOSSARY OF CERTAIN MINING TERMS

ASSAY:   A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

CORE:   The long cylindrical piece of rock, about an inch in diameter, brought to surface by diamond drilling.

DEVELOPMENT:   Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

EXPLORATION:   Work involved in searching for ore, usually by drilling or driving a drift.

MINERAL:   A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal forms.

MINERAL RESERVE: The economically mineable part of a measured or indicated mineral resource. Appropriate assessments, often called feasibility studies, have been carried out and include consideration of and modification by realistically assumed mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. These assessments demonstrate, at the time of reporting, that extraction is reasonably justified. Mineral reserves are sub-divided, in order of increasing confidence, into probable and proven categories. A probable reserve is the economically mineable part of an indicated (and in certain circumstances, measured) resource. A proven reserve is the economically mineable part of a measured resource.

MINERALIZED MATERIAL OR DEPOSIT: A mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude economic feasibility.

OUTSIDE BACK COVER:

PROSPECTUS

Subject To Completion: Dated ______, 2010

REVIVAL RESOURCES, INC.
4,000,000 shares of common stock, no minimum / 4,000,000 maximum Offered at $0.03 per share

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration and filing fees	$1,500.00
Transfer Agent fees	$3,700.00
Printing	$500.00

Total	$5,700.00

Revival is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “DRS”) and our bylaws.

Under the DRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

February 24, 2010

We have issued 10,000,000 shares of common stock to Caroline Swart, our sole officer and director, for total consideration of $10,000, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering..

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation as previously filed with the SEC 2010-06-04

3.2	By-Laws as previously filed with the SEC 2010-06-04

*5.1	Legal Opinion with Consent

10.1	Option to Purchase Agreement dated April 27 2010, as previously filed with the SEC 2010-06-04

10.4	Subscription Agreement, as previously filed with the SEC 2010-06-04

23.i	Consent of Accountant

23.ii	Consent of counsel, Diane Dalmy, 1775 Sherman Street Suite 205 Denver, CO 80203 (counsel’s consent is located in the legal opinion filed as Exhibit 5.1 to this registration statement).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)
reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

 3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

 4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
(iii)	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of of Balito South Africa on September 3, 2010.

REVIVAL RESOURCES, INC.

By:	/s/ Caroline Swart
Caroline Swart
President, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Revival Resources, Inc.

By:	/s/ Caroline Swart
Caroline Swart
President, Director
September 3, 2010